EXHIBIT 23.3

CONSENT OF FRESHFIELDS BRUCKHAUS DERINGER LLP AS TO DUTCH LAW

We hereby consent to the use of our name under caption “Legal Matters” in the Prospectus that forms part of this Registration Statement on Form F-3 filed by Reed Elsevier Capital Inc., Reed Elsevier PLC and Reed Elsevier NV.

Very truly yours,

/s/ Freshfields Bruckhaus Deringer LLP

November 26, 2008
Amsterdam, Netherlands